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                                                                  EXHIBIT 10.41

                        AMENDMENT TO PURCHASE AGREEMENT
                             AND CONVERTIBLE  NOTE

This Amendment to Purchase Agreement and Convertible Note, effective as of September 2, 1997, by and between VASCO CORP., a Delaware corporation ("Company"), and KYOTO SECURITIES, LTD., a Bahamian corporation ("Purchaser").

In consideration of good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by both parties hereto, the parties hereto do hereby agree as follows:

1. Company and Purchaser are parties to that certain Purchase Agreement made as of May 28, 1996, a copy of which is attached hereto as Exhibit A (the "Purchase Agreement") and pursuant to which Company has issued its Convertible Note dated May 28, 1996 in the principal amount of Five Million Dollars ($5,000,000) (the "Convertible Note").

2. Company and Purchaser hereby agree that section 2.1(c) of the Purchase Agreement is hereby replaced in its entirety with the following:

      (c) If at any time during the term of the Note the Company shall receive funds equal to or greater than $30,000,000 from a public offering of its common stock ("Minimum Funds") then Company shall send to Purchaser written notice of receipt of Minimum Funds and the Purchaser shall have the following right (the "Purchaser Redemption Right"): (1) upon receipt by Purchaser from Company of written notice that the Company has received the Minimum Funds, the Purchaser shall have 5 calendar days to send written notice to Company of Purchaser's intent to exercise the Purchaser Redemption Right ("Purchaser's Notice") and (2) Company upon receipt of the Purchaser's Notice shall have a period of 30 calendar days in which it shall pay to Purchaser all amounts due and owing pursuant to the Note.

3. Purchaser is the holder of the Convertible Note and Company and Purchaser hereby agree that the Convertible Note hereby is amended as follows:

      3.1. Subsection 4(b) of the Convertible Note is hereby replaced in its entirety with the following:

      (b) If at any time during the term of this Note, VASCO shall receive funds equal to or greater than $30,000,000 from a public offering of its common stock ("Minimum Funds") then VASCO shall send to Holder written notice of receipt of Minimum Funds and the Holder shall have the following right (the "Holder Redemption Right"): (1) upon receipt by Holder from VASCO of written notice that VASCO has received the Minimum Funds, the Holder shall have 5 calendar days to send written notice to VASCO of Holder's intent to exercise the Holder Redemption Right ("Purchaser's Notice") and (2) VASCO upon receipt of the Holder's Notice shall have a period of 30 calendar days in which it shall pay to Holder all amounts due and owing pursuant to this Note.


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      3.2.  Subsection 4(c) of the Convertible Note hereby is amended to change
      (i) the reference to "paragraph C" to "Subsection 4(b)" and (ii) to change the reference to "this Section 4(b)" to "this Subsection (c)."

      3.3. Purchaser shall mark the face of the original of the Convertible Note to reflect the foregoing changes to the Convertible Note.

4. All other terms of the Purchase Agreement and the Convertible Note remain unchanged.

     IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto.

                                    KYOTO SECURITIES, LTD.



                                    By:  /s/  Charles P. Villeneuve
                                       -----------------------------------
                                    Its:    President



                                    VASCO CORP.



                                    By:   /s/ T. Kendall Hunt
                                       -----------------------------------
                                    Its:    Chairman & CEO






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